Exhibit 10.16

AMENDMENT
TO THE LIFE INSURANCE ENDORSEMENT METHOD SPLIT
DOLLAR PLAN AGREEMENT FOR M. LANCE HALL
THIS AMENDMENT, made and entered into this 8th day of December, 2008, by and between Community Trust Bank, a bank organized and existing under the laws of the State of Louisiana (hereinafter referred to as the “Bank”), and M. Lance Hall, an Executive of the Bank (hereinafter referred to as the “Executive”), shall effectively amend the Community Trust Bank Life Insurance Endorsement Method Split Dollar Plan Agreement dated September 4, 2002 (hereinafter referred to as the “Agreement”) as specifically set forth herein. Pursuant to Paragraph XVI of the Agreement, the Bank and the Executive hereby adopt the following amendment:

1.)	Paragraph VI, “Division of Death Proceeds,” Subparagraph (B), shall be amended to delete the words “eighty percent (80%)” and to replace them with the words “sixty-two percent (62%).”
This Amendment shall be effective the 1st day of December, 2008. To the extent that any term, provision, or paragraph of the Agreement is not specifically amended herein, or in any other amendment thereto, said term, provision, or paragraph shall remain in full force and effect as set forth in said Agreement.
IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Amendment and executed the original thereof on the first day set forth hereinabove, and that, upon execution, each has received a conforming copy.

COMMUNITY TRUST BANK
Ruston, Louisiana

By:	/s/ Linda Tuten
(Bank Officer other than Insured)

Title:	CPO

EXECUTIVE

/s/ M. Lance Hall
M. Lance Hall